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                                                                    EXHIBIT 10.1

                               ADVISORY AGREEMENT

         This Advisory Agreement (the "Agreement") made as of August 29, 2000 among Shaffer Diversified Fund, LP, a Delaware limited partnership (the "Fund"), and Shaffer Asset Management, Inc., a New York corporation ("SAM"),

                              W I T N E S S E T H:

         WHEREAS, the Fund buys, sells, trades and generally deals in commodities, commodity futures contracts, commodity options, forward contracts, and other commodity interests; and

         WHEREAS, the Fund and its general partner are authorized to utilize the services of one or more commodity trading advisors in connection with the commodity trading activities of the Fund; and

         WHEREAS, the Fund and its general partner have determined to utilize SAM to render commodity trading services to the Fund; and

         WHEREAS, the Fund and SAM wish to enter into this Agreement in order to set forth the terms and conditions upon which SAM will render and implement commodity management services in connection with the commodity trading activities of the Fund during the term of this Agreement;

         NOW, THEREFORE, the parties agree as follows:

         1. ADVISORY DUTIES. As of the commencement of trading operations of the Fund and until the termination of this Agreement, SAM shall have sole authority and responsibility for directing the investment and reinvestment in commodity interests of the assets of the Fund. SAM shall determine the trades in commodity interests on behalf of the Fund in accordance with the prospectus included in the registration statement on Form S-1 of the Fund as declared effective by the Securities and Exchange Commission (as amended or supplemented from time to time, the "Prospectus"). All purchases and sales of commodity interests shall be for the account and at the risk of the Fund. All brokerage and floor commissions and fees, option premiums and other transaction costs and expenses incurred in connection with transactions by and for the Fund shall be charged to the Fund. SAM shall receive a commodity trading authorization appointing it the agent and attorney-in-fact of the Fund for such purpose. SAM has selected ADM Investor Services, Inc., a Delaware corporation, as the commodity broker for the Fund (the "Commodity Broker"). From time to time, SAM may engage another or an additional firm as commodity broker for the Fund.

         2. INDEPENDENCE OF SAM. When acting as the commodity trading advisor of the Fund, SAM shall be an independent contractor. Unless otherwise expressly provided herein or authorized in writing, SAM shall have no authority to act for or represent the Fund and shall not otherwise be deemed an agent of the Fund.

         3. COMPENSATION. In consideration of the services to be provided by SAM as commodity trading advisor, the Fund shall pay SAM in 12.5% of the Brokerage Fee (as defined in the agreement of limited partnership of the Fund dated as of August 29, 2000, as such agreement may be amended or modified from time to time). Such fee shall be paid within 10 days after the date on which it is earned. Neither SAM nor its principals or employees shall receive any per-transaction compensation, remuneration or payments whatsoever from any broker for any transactions executed for the account of the Fund.
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         4. RIGHT TO ADVISE OTHERS. (a) The advisory services to be rendered by
SAM hereunder shall not be deemed to be exclusive. The Fund acknowledges that SAM renders advisory, consulting and management services to other customers for which SAM may charge different fees from those charged the Fund. SAM shall be free to advise other customers, to manage other commodity accounts, to trade for proprietary accounts during the term of this Agreement and to use the same or different information and trading methods and strategies that SAM obtains, produces or utilizes in the performance of services for the Fund. SAM shall be free to compete for the same commodity interests as the Fund or to take positions in commodity interests that are the same as or opposite to the positions taken on behalf of the Fund or any other account advised, managed or traded by SAM.

                  (b) Notwithstanding Section 4(a), SAM warrants that the rendering of consulting, advisory and management services to other commodity futures trading accounts and entities shall not materially impair the discharge of SAM's responsibilities under this Agreement and that SAM shall not knowingly and deliberately favor other customer accounts over the Fund. SAM shall not be deemed to favor another account over the account of the Fund if SAM acts in accordance with Section 4(a) and as described in the Prospectus. If SAM's trading recommendations for the Fund are altered because of the application of speculative limits to the positions of the Fund as a result of the trading activities of SAM, SAM shall not modify the trading instructions to the Fund in a manner that affects the Fund materially and disproportionately when compared with other accounts managed by SAM.

         5. TERM. This Agreement shall continue for the earliest to occur of 12 months following the date hereof, the withdrawal of SAM as general partner of the Fund or the termination of the Fund as a limited partnership.
Notwithstanding the foregoing, the Fund may terminate this Agreement upon written notice if SAM's registration as a commodity trading advisor or membership in the National Futures Association terminates or is suspended or SAM materially breaches this Agreement.

         6. STANDARD OF LIABILITY AND INDEMNITIES. (a) In acting as trading advisor, SAM shall not be liable to the Fund or its successors or assigns other than for losses, damages, costs and expenses sustained by the Fund or its successors or assigns as a result of (i) acts or omissions of SAM in such capacity that constitute recklessness or gross misconduct or (ii) a material breach by SAM of this Agreement.

                  (b) SAM shall indemnify, defend and hold harmless the Fund from and against any and all losses, claims, damages, liabilities, costs and expenses sustained by the Fund (including in connection with the defense or settlement of claims and in connection with any administrative proceedings), to the extent and only to the extent that SAM is liable to the Fund pursuant to the standard in Section 6(a). SAM shall reimburse any legal and other expenses reasonably incurred by the Fund in connection with the investigating or defending any such loss, claim, damage, liability, cost or expense.

         7. REPRESENTATIONS AND WARRANTIES. SAM represents and warrants that:

                  (a) it has full capacity and authority to enter into this Agreement and to provide the services required hereunder;

                  (b) it will not, by acting as commodity trading advisor to the Fund, breach any undertaking, agreement, contract, statute, rule or regulation to which it is a party or by which it is bound that would limit or materially affect the performance of its duties under this Agreement;

                  (c) it is duly registered as a commodity trading advisor and commodity pool operator under the Commodity Exchange Act and is a member in good standing of the National Futures
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         Association in such capacities, and it will maintain and renew such registration and membership during the term of this Agreement;

                  (d) all of the information in the Prospectus concerning SAM, including without limitation with respect to SAM's performance records, is complete, true and accurate in all material respects and complies in all material respects with the Commodity Exchange Act and the rules thereunder and the rules of the National Futures Association; and

                  (e) it will promptly provide to the Fund the most current version of its commodity trading advisor disclosure document and any amendments thereto upon request.

Such representations and warranties shall be continuing during the term of this Agreement, and SAM shall promptly notify the Fund if at any time any event occurs that would make any of the foregoing not materially true. SAM makes no promises, representations, warranties or guarantees that any of the trading services to be rendered to the Fund will result in a profit or shall not result in a loss to the Fund.

         8. MISCELLANEOUS. This Agreement constitutes the entire agreement between the parties, and no other agreement as to the matters referred to herein, verbal or otherwise, shall be binding upon the parties hereto. This Agreement may not be assigned without the prior written consent of the other party. This Agreement may not be amended except by the written consent of the parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their permitted successors and assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         9. SURVIVAL OF CERTAIN TERMS. The obligation of the Fund to pay fees to SAM for services rendered prior to any termination of this Agreement pursuant to
Section 3 and the indemnities set forth in Section 6 shall survive any termination of this Agreement.

         10. NOTICES. All notices required or desired to be delivered under this Agreement shall be delivered personally or by registered or certified mail, postage prepaid, return receipt requested, as follows:

                  If to the Fund:           Shaffer Diversified Fund, LP
                                            c/o Shaffer Asset Management, Inc.
                                            70 West Red Oak Lane
                                            White Plains, NY  10604

                  If to SAM:                Shaffer Asset Management, Inc.
                                            70 West Red Oak Lane
                                            White Plains, NY  10604

Any notice required or desired to be delivered under this Agreement shall be deemed delivered and received by the party to which such notice is addressed upon actual receipt of such notice by such party.
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         IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

                                   SHAFFER DIVERSIFIED FUND, LP

                                   By:      Shaffer Asset Management, Inc.
                                            General Partner


                                            By:      /s/ Daniel S. Shaffer
                                                     Daniel S. Shaffer
                                                     President


                                   SHAFFER ASSET MANAGEMENT, INC.


                                   By:      /s/ Daniel S. Shaffer
                                            Daniel S. Shaffer
                                            President